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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Dot Hill Systems Corp. on Form S-3 of our reports dated January 25, 2002, appearing in the Annual Report on Form 10-K of Dot Hill Systems Corp. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Diego, California November 22, 2002

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INDEPENDENT AUDITORS' CONSENT